Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No.1 to Form S-1 of Yangtze River Development Limited of our report dated March 30, 2016, relating to the consolidated financial statements of Yangtze River Development Limited for the years ended December 31, 2015 and 2014, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Dominic K.F. Chan & Co.

Certified Public Accountants

Hong Kong, March 30, 2016